SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2007

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increases in Executive Base Salaries and Promotion

On March 1, 2007, the compensation committee of the board of directors determined to increase the base salaries of Wayland R. Hicks, chief executive officer, Martin E. Welch, executive vice president and chief financial officer, Roger E. Schwed, executive vice president and general counsel, and Todd G. Helvie, senior vice president and controller, to $800,000, $562,500, $425,000 and $315,000 per annum, respectively, effective April 1, 2007. The compensation committee also determined to promote Michael J. Kneeland, executive vice president – operations, to chief operating officer and, in connection therewith, also effective April 1, 2007, to increase his base salary to $525,000 per annum.

Item 7.01.	Regulation FD Disclosure.

United Rentals, Inc. announced that information concerning the Company’s business to be used by the Company at certain investors’ presentations beginning in March 2007 (the “Presentation”) can be accessed starting today, Wednesday, March 7, 2007, on the Company’s website, www.unitedrentals.com, where the Presentation will be maintained for at least the period of its use at investors’ presentations or until superseded by more current information.

The Presentation includes certain financial measures, EBITDA and free cash flow, that are non-GAAP financial measures as defined under the rules of the SEC. EBITDA represents the sum of income from continuing operations before provision for income taxes plus interest expense, net, interest expense - subordinated convertible debentures, depreciation - rental equipment, and non-rental depreciation and amortization. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment, plus proceeds from sales of rental and non-rental equipment and proceeds from sales of rental locations. The Presentation includes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management believes EBITDA provides useful additional information about operating performance and period-over-period growth and believes free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, these measures are not measures of financial performance or liquidity under GAAP. Neither of these measures should be considered an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Information reconciling forward-looking EBITDA or free cash flow to GAAP financial measures is unavailable to the Company without unreasonable effort.

Certain statements contained in the Presentation are forward-looking in nature. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for infrastructure and other construction projects, may not reach expected levels, (3) we may not have access to capital that our businesses or growth plans may require, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (5) rates we can charge may increase less than anticipated, or costs we incur may increase more than anticipated, (6) we have significant leverage, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (7) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (8) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s office request for information, or other litigation, regulatory or investigatory matters, related to the SEC inquiry or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained in the Presentation speak only as of the date of our most recent earnings conference call (February 27, 2007), and we make no commitment to update any of the forward-looking statements contained in the Presentation in order to reflect new information or subsequent events, circumstances or changes in expectations, and nothing in the Presentation should be construed as such an update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of March, 2007.

UNITED RENTALS, INC.

By:	/s/ ROGER E. SCHWED
Name:	Roger E. Schwed
Title:	General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ ROGER E. SCHWED
Name:	Roger E. Schwed
Title:	General Counsel